Exhibit a(i)

                          CIGNA VARIABLE PRODUCTS GROUP

                               AMENDMENT NO. 1 TO

               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

         AMENDMENT NO. 1 to Second Amended and Restated Master Trust Agreement of CIGNA Variable Products Group dated July 28, 1998 (the "Master Trust Agreement"), made this 24th day of July, 2001 by the Trustees hereunder.

                               W I T N E S S E T H

         WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to establish and designate separate and distinct Sub-Trusts of the Trust:

         WHEREAS, the Trustees desire to redesignate one Sub-Trust of the Trust, CIGNA Variable Products Income Fund, which has been doing business as CIGNA Variable Products Investment Grade Bond Fund.

         NOW, THEREFORE, the Trustees hereby redesignate CIGNA Variable Products Income Fund as CIGNA Variable Products Investment Grade Bond Fund.

         The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals to this Amendment No.1 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.




150 Theodore Fremd
Apt. A-11                                            /s/ Hugh R. Beath
Rye, NY 10580                                        ---------------------------
                                                     Hugh R. Beath


Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                               /s/ Russell H. Jones
Bloomfield, CT 06002                                 ---------------------------
                                                     Russell H. Jones





Chairman of the Board
TimesSquare Capital Management, Inc.
H17C
280 Trumbull Street                                  /s/ Thomas C. Jones
Hartford, CT 06103                                   ---------------------------
                                                     Thomas C. Jones

Special Adviser to Board of Directors
Friendly Ice Cream Corporation
1855 Boston Road                                     /s/ Paul J. McDonald
Wilbraham, MA 01095                                  ---------------------------
                                                     Paul J. McDonald

THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield


     Then personally appeared the within-named Hugh R. Beath, Russell H. Jones, Thomas C. Jones and Paul J. McDonald who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 24th day of July, 2001.


                              /s/ Brenda T. Morton
                              --------------------

                              Notary Public

                                                       Nov. 29, 2002
                              My commission expires:
                                                    ---------------------------






                                                   [Notarial Seal Appears Here]